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                      EVERGREEN VARIABLE ANNUITY TRUST
                            AMENDED AND RESTATED
                           PARTICIPATION AGREEMENT

THIS AMENDED AND RESTATED PARTICPATION AGREEMENT ("Agreement") is made this 1st day of June, 2006 by and among the following parties:

      o AMERICAN ENTERPRISE LIFE INSURANCE COMPANY ("American Enterprise Life"), organized under the laws of the State of Indiana, on its own behalf and on behalf of its separate account named in Schedule A to this Agreement, as may be amended from time to time ("Account");

      o IDS LIFE INSURANCE COMPANY ("IDS Life"), organized under the laws of the State of Minnesota, on its own behalf and on behalf of each of its separate accounts named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as an "Account");

each of American Enterprise Life and IDS Life hereinafter also referred to as a "Company"; and,

      o EVERGREEN VARIABLE ANNUITY TRUST, an open-end management investment company organized a Deleware business trust (the "Trust").

                                 WITNESSETH:

      WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the offer and sale of its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

      WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and

      WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

      WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission ("Commission") granting Participating Insurance Companies and their separate account(s) exemptions from the provisions of Section(s) 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and nonaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Trust Exemptive Order"); and
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      WHEREAS, the Company has registered or will register under the 1933
Act, unless exempt therefrom, certain variable life insurance policies and/or variable annuity contracts identified by the form number(s) listed on Schedule A, as may be amended from time to time (the "Contracts"); and

      WHEREAS, the Company has registered or will register each Account, unless exempt therefrom, as a unit investment trust under the 1940 Act; and

      WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company on the date shown for that Account on Schedule A, to set aside and invest assets attributable to the Contracts; and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios at net asset value on behalf of each Account to fund the Contracts;

      NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                  ARTICLE A
                AMENDMENT AND RESTATEMENT; FORM OF AGREEMENT

      A.1. The Trust acknowledges the planned merger of American Enterprise Life with and into IDS Life (the "Merger") and the "intact transfer" (the "Transfer") of the Accounts of American Enterprise Life to IDS Life by operation of law and incident to the Merger, on December 31, 2006 at 10:59:59 p.m. Central Time (the "Effective Time"), subject to all necessary regulatory approvals being obtained in connection with the Merger and the Transfer, and the re-naming of IDS Life to RiverSource Life Insurance Company simultaneously with the Merger. On and after the Effective Time, all references in this Agreement and its Schedule to American Enterprise Life and IDS Life shall mean and refer to RiverSource Life Insurance Company. The Trust consents to the transfer of the rights and obligations of American Enterprise Life under this Agreement to IDS Life at the Effective Time of the Merger.

      A.2. This Agreement shall amend and supersede the following agreements as of the date stated above between the Company named therein and the Trust with respect to all investments by the Company and its Accounts prior to the date of this Agreement, as though identical separate agreements had been executed by the parties hereto on the dates as indicated below:

            o Evergreen Variable Annuity Trust Participation Agreement, dated July 15, 2000, by and between American Enterprise Life and the Trust, as amended by the following documents:
                  (a) Amendment to Evergreen Variable Annuity Trust Participation Agreement dated August 1, 2002; (b) Amendment to Fund Participation Agreement between Evergreen Variable Annuity Trust and American Enterprise Life Insurance Company dated December 5, 2003; and (c) Amendment to Fund Participation Agreement

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                  between Evergreen Variable Annuity Trust and American
                  Enterprie Life Insurance Company dated April 30, 2004.

            o Evergreen Variable Annuity Trust Participation Agreement, dated August 13, 2001, by and between IDS Life and the Trust, as amended by the following documents: (a) Amendment to Evergreen Variable Annuity Trust Participation Agreement dated February 13, 2002; (b) Amendment to Evergreen Variable Annuity Trust Participation Agreement dated May 31, 2002; (c) Amendment to Evergreen Variable Annuity Trust Participation Agreement dated September 1, 2002; (d) Amendment to Evergreen Variable Annuity Trust Participation Agreement dated September 30, 2003; and (e) Amendment to Fund Participation Agreement Between Evergreen Variable Annuity Trust and IDS Life Insurance Company dated December 5, 2003.

Although the parties have executed this Agreement in this form for administrative convenience, this Agreement shall constitute a separate participation agreement with each Company until the Effective Time of the Merger.

                                  ARTICLE I
                            SALE OF TRUST SHARES

      1.1. The Trust shall make shares of its Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary and in the best interest of the shareholders of such Portfolio.

      1.2. The Trust will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. Payment shall be made the same business day that the Trust receives notice of the order in federal funds initiated by wire by 2:00 p.m. New York time as long as the banking system is open for business. If the banking system is closed, payment will be transmitted the next day that the banking system is open for business. If payment is received by Company after 2:00 p.m. New York time, the Trust shall, upon Company's request, promptly reimburse Company for any charges, costs, fees, interest or other expenses incurred in connection with advances, borrowings, or overdrafts. In no event shall payment be delayed for more than five (5) calendar days to enable the Company to pay redemption proceeds within the period specified under the 1940 Act.

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      1.3.  For the purposes of Sections 1.1. and 1.2., the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that: (a) such orders are received by the Company in good order prior to the close of the regular trading session of the New York Stock Exchange, and (b) the Trust receives notice of such orders by 10:00 a.m., New York time, on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading. The Trust will confirm receipt of each trade (ending share balances by account and fund) by 1:00 p.m. New York time on the day the trade is placed with the Trust (using a mutually agreed upon format).

      1.4. The Company can give notice of purchase orders to the Trust by 2:00 p.m. New York time and its bank can initiate a wire transfer by 2:00 p.m. New York time. The Company cannot, however, guarantee payment by 2:00 p.m. New York time. Purchase orders that are transmitted to the Trust in accordance with Section 1.3 shall be paid for on the same Business Day that the Trust receives notice of the order. Payment shall be made in federal funds initiated by wire by 2:00 p.m. New York time as long as the banking system is open for business. If the banking system is closed, payment will be transmitted the next day that the banking system is open for business.

      1.5. The Trust shall furnish same-day notice, on or before ex-dividend date (using a mutually agreed upon format), to the Company of any income dividends or capital gain distributions payable on shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions. For each calendar year Trust will provide Company with a dividend and capital gain payment schedule.

      1.6. The Trust shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m., New York time (using a mutually agreed upon format). The Trust will promptly notify Company when and if the Trust does not communicate the net asset value per share by 6:30 p.m. New York time, and the Trust and the Company will mutually agree upon a final deadline for timely receipt of the net asset value on such Business Day.

      1.7. The Trust agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Shared Trust Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that the Trust shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

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      1.8.  The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.12 and
Article IV of this Agreement.

      1.9. In the event the Fund initiates (i) a reorganization as defined by Section 2 of the 1940 Act, or (ii) changes the Fund's name or the name of a Portfolio, the Fund will bear, or arrange for others to bear, the Company's internal and out-of-pocket costs associated with the aforementioned actions (each an "Event"), to the extent that such costs arise out of required shareholder communications. The Fund or its designee also shall reimburse the Company for other essential systems programming costs as the Parties to this Agreement may agree in writing in advance of the occurrence of each such Event, provided however, if the Fund or its designee fails to provide thirty (30) days' advance notice of such Event to the Company in order to negotiatae such additional agreed upon amounts ahead of the occurrence of the Event, then the Fund or its designee shall negotiate such additional agreed upon amounts with the Company within the thirty (30) days immediately following the occurrence of the Event and shall complete the reimbursement to the Company of the agreed upon additional amounts within sixty (60) days after the Event occurs. Company agrees to use its best efforts to minimize any costs incurred and shall provide the Fund or its designated agent with acceptable documentation of any such costs incurred.

                                 ARTICLE II
                         OBLIGATIONS OF THE PARTIES

      2.1. The Trust shall bear the costs of registering and qualifying the Trust's shares, and of preparing and filing the Trust's prospectus, registration statement, Trust sponsored proxy materials (or similar materials such as voting instruction solicitation materials), reports to shareholders, and all statements and notices required by federal or state law. The Trust shall pay all taxes on the issuance and/or transfer of the Trust's shares.

      2.2. The Trust shall provide the Company, at the Trust's expense, with an electronic form acceptable to the Company of the Trust's current prospectus, annual report and semi-annual reports. The Trust will render other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus, annual report or semi-annual report for the Trust printed together in one document with other prospectuses, annual reports or semi-annual reports (with the Trust bearing its proportionate share of the expense). The prospectuses, annual report, semi-annual report, and any Trust sponsored proxy material will be customized to include only those portions of the Trust in use for each Contract. In addition, the prospectuses, annual report and semi-annual report will be provided to the Company ten (10) Business Days prior to the date on which they must be mailed. The Trust shall bear the printing and mailing costs (or duplicating costs with respect to the statement of additional information) associated with distributing the Trust's current prospectus, statement of additional information, annual report, semi-annual report, Trust sponsored proxy material or other shareholder communications, including any amendments or supplements to any of the foregoing, to the extent required to be provided by the Trust to its then-current shareholders, including the Company. The Company shall bear any costs of preparing, printing, recording, taping or disseminating sales literature or other marketing materials or the

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costs of printing and mailing prospective Contract purchasers copies of the
Trust's prospectus, statement of additional information, periodic reports or other printed materials.

      2.3. The Company will bear the costs of registering and qualifying the Accounts for sale, printing (or duplicating costs with respect to the statement of additional information) and mailing costs associated with the delivery of the Accounts' current prospectuses and statements of additional information, private placement memoranda, annual and semi-annual reports, Contracts, Contract applications, sales literature or other promotional material, Account sponsored proxy materials and voting solicitation instructions.

      2.4. The Company will bear the responsibility and correlative expense for administrative and support services for Contract owners. The Trust recognizes the Company as the sole shareholder of shares of the Trust issued under this Agreement.

      2.5. The Company agrees and acknowledges that the Trust's adviser, is the sole owner of the name and mark "Evergreen" and that all use of any designation comprised in whole or in part of Evergreen (an "Evergreen Mark") under this Agreement shall inure to the benefit of the Trust and its adviser. Except as provided in Section 2.10, the Company shall not use any Evergreen Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of the Trust and its adviser. Upon termination of this Agreement for any reason, the Company shall cease all use of any Evergreen Mark(s) as soon as reasonably practicable.

      The Trust agrees and acknowledges that Company or its parent are the sole owners of the name and marks "Ameriprise", "RiverSource", "American Enterprise Life" and "IDS Life" and that all use of any designation comprised in whole or in part of any of these marks (an "Ameriprise Mark") under this Agreement shall inure to the benefit of Company. Except as provided in Section 2.6, the Trust shall not use any Ameriprise Mark on its own behalf or on behalf of the Trust in any registration statement, advertisement, sales literature or other materials relating to the Trust without the prior written consent of Company. Upon termination of this Agreement for any reason, the Trust shall cease all use of any Ameriprise Mark(s) as soon as reasonably practicable.

      2.6. The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or its investment adviser is named prior to the filing of such document with the Commission. The Company shall also furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material including private placement memoranda, in which the Trust or its investment adviser is named, at least ten Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within five Business Days after receipt of such material.

      2.7. The Company will provide to the Trust at least one complete copy of each report, solicitation for voting instructions, application for exemption, request for no-action relief, and any amendment to any of the above (or any amendment to the registration statement, prospectus

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or statement of additional information) that materially affect the Trust or its investment adviser within 10 Business Days of the filing of the document with the Commission, the NASD, or other regulatory authorities.

      2.8. For purposes of this Article II, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements, newspapers, magazines, or other periodicals, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, including, for example, on-line networks such as the Internet or other electronic media, sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, shareholder newsletters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under the rules of the NASD, the 1933 Act or the 1940 Act.

      2.9. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement, prospectus or statement of additional information for the Trust shares (as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, in published reports for the Trust which are in the public domain or approved by the Trust for distribution, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

      2.10. The Trust shall furnish or cause to be furnished, to the Company or its designee, a copy of each Trust prospectus or statement of additional information in which the Company or the Accounts are named prior to the filing of such document with the Commission. The Trust shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or the Accounts are named, at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five Business Days after receipt of such material.

      2.11. The Trust will provide to the Company at least one complete copy of each report, solicitation for voting instructions, application for exemption, request for no-action relief, and any amendment to any of the above (or any amendment to the registration statement, prospectus or statement of additional information, that materially affects the Trust and the Contracts within 10 Business Days of the filing of the document with the Commission, the NASD, or other regulatory authorities.

      2.12. The Trust shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the

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registration statement, prospectus, statement of additional information or private placement memorandum for the Contracts (as such registration statement, prospectus, statement of additional information or private placement memorandum may be amended or supplemented from time to time), in published reports for the Trust which are in the public domain or approved by the Trust for distribution, or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

      2.13. At the request of either party to this Agreement, the other party will make available to the requesting party's independent auditors and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested.

      2.14. So long as, and to the extent that the Commission interprets the 1940 Act to require pass-through voting privileges for variable contract owners, the Company will provide pass-through voting privileges to owners of policies, unless exempt therefrom, whose cash values are invested, through the Accounts, in shares of the Trust and shall assist in the distribution of all proxy material furnished by the Trust. With respect to each Account, the Company will vote shares of the Trust held by the Account and for which no timely voting instructions from policy owners are received in the same proportion as those shares for which voting instructions are received. The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.

      2.15. The Trust shall be responsible for calculating the performance information for the Trust. The Trust agrees to provide the Company with performance information on a timely basis to enable the Company to calculate performance information on a timely basis to enable the Company to calculate performance information for the Contracts in accordance with applicable state and federal law. The Company shall be responsible for calculating the performance information of the Contracts.

      2.16. The Company acknowledges the Trust has adopted policies and procedures reasonably designed to prevent frequent or excessive purchases, exchanges and redemptions of the shares of Portfolios in quantities great enough to disrupt orderly management of the corresponding Portfolio's investment portfolio. These policies are disclosed in the Trust's prospectus.

      The Trust acknowledges that the Company, on behalf of its Accounts, has adopted policies and procedures reasonably designed to detect and deter frequent transfers of Contract value among the subaccounts of the Accounts including those investing in Portfolios available as investment options under the Contracts. These policies and procedures are described in the current prospectuses of the Accounts through which the Contracts are offered.

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      The Company will cooperate with the Trust's reasonable requests in taking steps to deter and detect such transfers by any Contract owner. The Company and the Trust have entered into a Shareholder Information Agreement simultaneously with this Agreement and that agreement will govern the requests by the Trust for such information.


                                 ARTICLE III
                       REPRESENTATIONS AND WARRANTIES

      3.1. The Company represents and warrants that it is an insurance company duly organized and validly existing under the laws of the state designated on the first page of this Agreement and that it has legally and validly established, or will establish, each Account as a segregated asset account under such law on the dates set forth in Schedule A.

      3.2. The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account, unless exempt therefrom, as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

      3.3. The Company represents and warrants that the Contracts are, or will be, registered under the 1933 Act to the extent required by the 1933 Act prior to any issuance or sale of the Contracts, the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state law.

      3.4. The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware.

      3.5. The Trust represents and warrants that the Trust shares offered and sold pursuant to this Agreement will be registered under the 1933 Act, that the Trust is and will remain registered under the 1940 Act prior to any issuance or sale of such shares and for so long as such shares are sold. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust. The Trust agrees that it will furnish the information required by state insurance laws so that the Company can obtain the authority needed to issue the Contracts in the various states.

      3.6. The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in
Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder. In the event of a breach of this Section 3.6 by the Trust, it will take all reasonable steps to: (1) immediately notify the Company of such breach, and (2) adequately diversify the Trust so as to achieve compliance within the grace period afforded by
Section 1.817-5(b) of the rules and regulations under the Code.

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      3.7.  The Company represents that the Contracts are intended to be treated as annuity or life insurance contracts under applicable provisions of the Code and warrants and agrees that it will make every effort to maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

      3.8. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Trust either will provide for annual meetings (except insofar as the Commission may interpret
Section 16 of the 1940 Act not to require such meetings) or, as the Trust currently intends, to comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

      3.9. In the event of an error in the computation of a Portfolio's net asset value or any dividend or capital gain distribution (each, a "pricing error"), the Trust shall notify the Company as soon as possible after the discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected in accordance with the Trust's internal policies and procedures. If an adjustment is necessary to correct a material error that occurred through no fault of the Company and such adjustment has caused Contract owners to receive less than the number of shares or redemption proceeds to which they are entitled, the number of shares of the applicable Account will be adjusted and the amount of any underpayments will be paid by the Trust the Company for crediting of such amounts to the Contract owners' accounts. Upon notification by the Trust of any overpayment due to a material error, the Company shall promptly remit to the Trust any overpayment that has not been paid to Contract owners; however, the Trust acknowledges that the Company will use reasonable efforts to seek reimbursement of overpayments from any Contract owner who, because of a pricing error, may have underpaid for shares credited to such Contract owner's account. The costs of correcting such adjustments, including reasonable administrative costs, shall be borne by the Trust unless the Company is at fault in which case such costs shall be borne by the Company.

      3.10. The Company represents and warrants to the Trust, and the Trust represents and warrants to the Company, that each shall comply with all the applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations will share information with each other about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT.

                                 ARTICLE IV
                             POTENTIAL CONFLICTS

      4.1. The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the

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contract owners of all Participating Insurance Companies. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory or other authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that a material irreconcilable conflict exists and the implications thereof. The Trustees shall have sole authority to determine whether a material irreconcilable conflict exists and their determination shall be binding upon the Company.

      4.2. The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Trust Exemptive Order and this Article IV by providing the Trustees, upon reasonable request, with all information reasonably necessary for them to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

      4.3. If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by Company and the Trustees jointly) take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts (or subaccounts of the Accounts) from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account and obtaining any necessary approvals or orders of the Commission in connection therewith.

      4.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination, assuming required regulatory approvals have been received, must take place within six
(6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

      4.5. If any material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trust gives written notice that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination, assuming required regulatory approvals have been received, shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

      4.6. For purposes of Sections 4.3 through 4.5 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict. The Company shall not be required by Section 4.3 to establish a new funding medium for the Contracts. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trust gives written notice of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict, as determined by a majority of the disinterested Trustees.

      4.7. The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Shared Trust Exemptive Order and this Article IV. Said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

      4.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed and/or shared funding (as defined in the Shared Trust Exemptive Order) on terms and conditions materially different from those contained in the Shared Trust Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable, and (b) Sections 2.13, 3.8, 4.1, 4.2, 4.3, 4.4, and 4.5 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                                  ARTICLE V
                               INDEMNIFICATION

      5.1. The Company agrees to indemnify and hold harmless the Trust and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, and any Trustee, officer, employee or agent of the foregoing, (collectively, the "Indemnified Parties" for purposes of this Section 5.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

            (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement, prospectus or private placement memorandum for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company relating to the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents"), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

            (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2.(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale, distribution or acquisition of the Contracts or Trust shares; or

            (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2.(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

            (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

            (e) arise out of or result from any material breach of any representation, warranty or agreement made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

            (f) arise out of or result from negligence or wrongful conduct in the Company's administration of the Accounts or the Contracts.

      5.2. The Trust agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any director, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified

Parties" for purposes of this Section 5.2.) against any and all losses, claims, damages, liabilities or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability (including amounts paid in settlement with the written consent of the Trust) or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

            (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents"), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

            (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale, distribution or acquisition of the Contracts or Trust shares; or

            (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived form written information furnished to the Company by or on behalf of the Trust; or

            (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

            (e) arise out of or result from any material breach of any representation, warranty or agreement made by the Trust in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto as specified in Section 3.6 of this Agreement) or arise out of or result from any other material breach of this Agreement by the Trust; or

            (f) arise out of or result from negligence or wrongful conduct in the Trust's administration of the Portfolios; or

            (g) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate.

      5.3. Neither the Company nor the Trust shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against an indemnified party that arise from such indemnified party's willful misfeasance, bad faith or gross negligence in the performance of such indemnified party's duties or by reason of such indemnified party's reckless disregard of obligations or duties under this Agreement.

      5.4. Neither the Company nor the Trust shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an indemnified party unless such indemnified party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim which shall have been served upon or otherwise received by such indemnified party (or after such indemnified party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the indemnified party in the absence of Sections 5.1 and 5.2 except to the extent that the indemnifying party has been prejudiced by such failure to give notice.

      5.5. In case any such action is brought against the indemnified parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with consent of the indemnified party and with counsel mutually agreed to by the parties. If the indemnifying party assumes such defense, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the indemnified party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      5.6. The Trust agrees that the obligations assumed by the Company shall be limited in any case to the Company and its assets and the Trust shall not seek satisfaction of any such obligation from the shareholders of Company, the directors, officers, employees or agents of the Company, or any of them. Except as expressly stated herein, as between the parties, in no event will any party to this Agreement be responsible to any other party for any incidental, indirect, consequential, punitive or exemplary damages of any kind arising from this Agreement including without limitation, lost revenues, loss of profits or loss of business.

      5.7. Any controversy or claim arising out of or relating to this Agreement, or the breach thereto will be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Title 9 of the U.S. Code. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The number of arbitrators will be three, one of whom will be appointed by the Company or an affiliate; one of whom will be appointed by the Fund and/or the Adviser or an affiliate; and the third of whom will be selected by mutual agreement, if possible, within thirty (30) days of the selection of the second arbitrator and thereafter by the administering authority. The place of arbitration will be in the Commonwealth of Massachusetts. The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Any party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Any party may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.


                                 ARTICLE VI
                                 TERMINATION

      6.1. This Agreement shall continue in full force and effect until the first to occur of:

            (a) termination by any party for any reason with respect to some or all of the Portfolios upon six (6) months' advance written notice from the date of this Agreement or 90 days notice thereafter delivered to the other party or, if later, upon receipt of any required exemptive relief or orders from the Commission, unless otherwise agreed in a separate written agreement among the parties; or

            (b) termination by the Company by written notice to the Trust with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts or not consistent with the Company's obligations to Contract owners; provided, however, that such a termination shall apply only to the Portfolio not reasonably available and the Trust shall have ten (10) Business Days from the initial notification by the Company of the deficiency to correct such deficiency. If not cured within ten (10) Business Days, termination is automatically effective; or

            (c) termination by the Company by written notice to the Trust with respect to any Portfolio in the event such Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

            (d) termination by the Company by written notice to the Trust with respect to any Portfolio in the event that the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or any independent or resulting failure under Section 817 of the Code, or under any successor or similar provision of either, or if the Company reasonably believes that the Trust may fail to so qualify; or

            (e) termination by the Trust by written notice to the Company if the Trust shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Company or the Trust; but no such termination shall be effective under this subsection (e) until the Company has been afforded a reasonable opportunity to respond to a statement by the Trust concerning the reason for notice of termination hereunder; or

            (f) termination by the Company by written notice to the Trust if the Company shall determine, in its sole judgment exercised in good faith, that either the Trust or an investment adviser to the Trust has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Trust; but no such termination shall be effective under this subsection (f) until the Trust has been afforded a reasonable opportunity to respond to a statement by the Company concerning the reason for notice of termination hereunder; or

            (g) termination by the Trust in the event that formal administrative proceedings are instituted against the Company by the NASD, the Commission, an insurance commissioner or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Trust's shares; provided, however, that the Trust determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement;

            (h) termination by the Company in the event that formal administrative proceedings are instituted against the Trust by the NASD, the Commission, any state securities or insurance department or any other regulatory body regarding the Trust's duties under this Agreement, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust to perform its obligations under this Agreement;

            (i) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Portfolio if the Trust fails to meet the diversification requirements specified in Section
3.6 hereof or if the Company reasonably and in good faith believes the Trust may fail to meet such requirements;

            (j) at the option of the Company or the Trust upon a determination by a majority of the Trustees, or a majority of the disinterested Trustees, that an irreconcilable material conflict exists among the interests of: (1) all contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Trust as set forth in Article IV of this Agreement; or

            (k) at the option of the Company or the Trust upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Trust in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give sixty (60) days' prior written notice to the Trust of the date of any proposed vote or other action taken to replace the Trust's shares

      6.2. Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement provided that the Company continues to pay the costs set forth in Article II.

      6.3. The provisions of Article V and Section 8.11 shall survive the termination of this Agreement and the provisions of Article IV and Section
2.12 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.

                                 ARTICLE VII
                                   NOTICES

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:
----------------
Evergreen Funds
200 Berkeley Street
Boston, Massachusetts 02116-9000
Attention:  Legal Department

If to the Company:
------------------
American Enterprise Life Insurance Company
IDS Life Insurance Company
1765 Ameriprise Financial Center
Minneapolis, Minnesota 55474
Attention: Vice President

With a copy to:
--------------
RiverSource Distributors, Inc.
50607 AXP Financial Center
Minneapolis, Minnesota 55474
Attention:  General Counsel's Office

                                ARTICLE VIII
                                MISCELLANEOUS

      8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      8.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      8.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      8.4. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

      8.5. The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising directly or indirectly under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

      8.6. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

      8.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

      8.8. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

      8.9. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, provided that no party may assign this Agreement without the prior written consent of the other party.

      8.10. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

      8.11. Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this
Agreement:

            (a) "Confidential Information" includes but is not limited to all proprietary and confidential information of the Company and its subsidiaries, affiliates and licensees (collectively the "Protected Parties" for purposes of this Section 8.11), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

            (b) The Trust shall not use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to the Trust as set forth in the Agreement; and the Trust agrees to cause all its employees, agents and representatives, or any other party to whom the Trust may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

            (c) The Trust acknowledges that all computer programs and procedures or other information developed or used by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties.

            (d) The Trust agrees to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer of the Protected Parties; the Trust further agrees to cause all its agents, representatives or subcontractors of, or any other party to whom the Trust may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this Section 8.11.

            (e) The Trust acknowledges that any breach of the agreements in this Section 8.11. would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate. The provisions contained in this Section 8.11 will survive any termination of this Agreement.

      IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date and year first above written.

AMERICAN ENTERPRISE LIFE                        EVERGREEN VARIABLE ANNUITY
INSURANCE COMPANY                               TRUST
IDS LIFE INSURANCE COMPANY



By:   /s/ Patrick H. Carey III                  By:   /s/ Salley E. Ganem
      ---------------------------------------         --------------------------
Name:     Patrick H. Carey III                  Name:     Sally E. Ganem
Title:    Vice President of each Company        Title:    Assistant Secretary


ATTEST:


By:   /s/ Betsy Hannum
      ---------------------------------------
Name:     Betsy Hannum
Title:    Assistant Secretary of each Company

                                 SCHEDULE A

                 American Enterprise Life Insurance Company
            Separate Account, Contracts and Designated Portfolios

NAME OF SEPARATE ACCOUNT AND DATE
---------------------------------
ESTABLISHED BY BOARD OF DIRECTORS:
----------------------------------

American Enterprise Variable Annuity Account
Established July 15, 1987
(Effective January 2, 2007: RiverSource Variable Annuity Account)

CONTRACTS FUNDED BY SEPARATE ACCOUNT:
-------------------------------------

Evergreen Essential(SM) Select Variable Annuity
Evergreen Privilege(SM) Select Variable Annuity
Evergreen Essential(SM) Variable Annuity
Evergreen New Solutions Select Variable Annuity
Evergreen New Solutions Variable Annuity
Evergreen Privilege(SM) Variable Annuity
Evergreen Pathways(SM) Select Variable Annuity
Evergreen Pathways(SM) Variable Annuity
RiverSource New Solutions(R) Variable Annuity

Designated Portfolios:

Evergreen VA Core Bond Fund--Class 2
Evergreen VA Balanced Fund--Class 2
Evergreen VA Omega Fund--Class 1 and 2
Evergreen VA Growth Fund--Class 2
Evergreen VA High Income Fund--Class 2
Evergreen VA Special Values Fund--Class 1 and 2
Evergreen VA Fundamental Large Cap Fund--Class 1 and 2
Evergreen VA International Equity Fund--Class 1 and 2
Evergreen VA Strategic Income Fund--Class 1 and 2

                         IDS Life Insurance Company
           Separate Accounts, Contracts and Designated Portfolios
           ------------------------------------------------------

NAME OF SEPARATE ACCOUNTS AND DATE
----------------------------------
ESTABLISHED BY BOARD OF DIRECTORS:
----------------------------------

IDS Life Variable Account 10,
Established August 23, 1995
(Effective January 2, 2007: RiverSource Variable Account 10)

IDS Life Variable Life Separate Account
Established October 16, 1985
(Effective January 2, 2007:  RiverSource Variable Life Separate Account)

CONTRACTS FUNDED BY IDS LIFE VARIABLE ACCOUNT 10:
-------------------------------------------------

RiverSource Retirement Advisor 4 Advantage(SM) Variable Annuity RiverSource Retirement Advisor 4 Select(SM) Variable Annuity RiverSource Retirement Advisor 4 Access(SM) Variable Annuity RiverSource Retirement Advisor Advantage Plus(SM) Variable Annuity RiverSource Retirement Advisor Select Plus(SM) Variable Annuity RiverSource Retirement Advisor Advantage(SM) Variable Annuity RiverSource Retirement Advisor Select(SM) Variable Annuity

Designated Portfolios:

VA Fundamental Large Cap Fund--Class 2
VA International Equity Fund--Class 2

CONTRACTS FUNDED BY IDS LIFE VARIABLE LIFE SEPARATE ACCOUNT:
-----------------------------------------------------------

RiverSource Single Premium Variable Life Insurance
RiverSource(SM) Variable Universal Life IV
RiverSource(SM) Variable Universal Life IV - Estate Series

Designated Portfolios:

VA Fundamental Large Cap Fund--Class 2